UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 23, 2007

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 23, 2007, Advanced Micro Devices, Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to that certain Credit Agreement, dated as of October 24, 2006 (the “Credit Agreement”), by and among the Company, the various financial institutions parties thereto (collectively, the “Lenders”), Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”), as the administrative agent for the Lenders, Wells Fargo Bank, National Association, as the collateral agent for the Lenders and Morgan Stanley, as the syndication agent for the Lenders. The Amendment amends the Credit Agreement to provide for an increase to the basket available for restricted payments from $100 million to $250 million.

Item 8.01	Other Events.

In a press release issued on April 23, 2007, the Company announced that it intends to commence a private placement to qualified institutional buyers of approximately $1.8 billion aggregate principal amount of convertible senior notes to be issued pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Private Placement”). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In addition, the Company has provided an unaudited pro forma condensed combined financial statement (the “ATI Pro Formas”) for the year ended December 31, 2006 related to its acquisition of ATI Technologies Inc. A copy of the ATI Pro Formas is attached hereto as Exhibit 99.2 and is incorporated herein by reference. The ATI Pro Formas are being filed solely to satisfy certain technical requirements under Securities and Exchange Commission Regulation S-X with respect to the Private Placement. The information contained in the ATI Pro Formas supersedes such information provided in the Company’s Current Report on Form 8-K/A filed on January 9, 2007.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Description
99.1	Press release dated April 23, 2007.

99.2	Unaudited Pro Forma Condensed Combined Financial Statement for the Year Ended December 31, 2006 related to the ATI acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2007	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Faina Medzonsky
	Name:	Faina Medzonsky
	Title:	Assistant General Counsel and Assistant Secretary

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INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release dated April 23, 2007.

99.2	Unaudited Pro Forma Condensed Combined Financial Statement for the Year Ended December 31, 2006 related to the ATI acquisition.

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